Exhibit 99.3

Consolidated Balance Sheets

(dollars in millions)

	3-31-15	12-31-14	3-31-14
Assets
Loans	$57,953	$57,381	$55,445
Loans held for sale	1,649	734	401
Securities available for sale	13,120	13,360	12,359
Held-to-maturity securities	5,005	5,015	4,826
Trading account assets	789	750	840
Short-term investments	3,378	4,269	2,922
Other investments	730	760	899

Total earning assets	82,624	82,269	77,692
Allowance for loan and lease losses	(794)	(794)	(834)
Cash and due from banks	506	653	409
Premises and equipment	806	841	862
Operating lease assets	306	330	294
Goodwill	1,057	1,057	979
Other intangible assets	92	101	117
Corporate-owned life insurance	3,488	3,479	3,425
Derivative assets	731	609	427
Accrued income and other assets	3,144	2,952	3,004
Discontinued assets	2,246	2,324	4,427

Total assets	$94,206	$93,821	$90,802

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$35,623	$34,536	$34,373
Savings deposits	2,413	2,371	2,513
Certificates of deposit ($100,000 or more)	1,982	2,040	2,849
Other time deposits	3,182	3,259	3,682

Total interest-bearing deposits	43,200	42,206	43,417
Noninterest-bearing deposits	27,948	29,228	23,244
Deposits in foreign office — interest-bearing	474	564	605

Total deposits	71,622	71,998	67,266
Federal funds purchased and securities sold under repurchase agreements	517	575	1,417
Bank notes and other short-term borrowings	608	423	464
Derivative liabilities	825	784	408
Accrued expense and other liabilities	1,308	1,621	1,297
Long-term debt	8,713	7,875	7,712
Discontinued liabilities	—	3	1,819

Total liabilities	83,593	83,279	80,383

Equity
Preferred stock, Series A	290	291	291
Common shares	1,017	1,017	1,017
Capital surplus	3,910	3,986	3,961
Retained earnings	8,445	8,273	7,793
Treasury stock, at cost	(2,780)	(2,681)	(2,335)
Accumulated other comprehensive income (loss)	(279)	(356)	(324)

Key shareholders’ equity	10,603	10,530	10,403
Noncontrolling interests	10	12	16

Total equity	10,613	10,542	10,419

Total liabilities and equity	$94,206	$93,821	$90,802

Common shares outstanding (000)	850,920	859,403	884,869

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended
	3-31-15	12-31-14	3-31-14
Interest income
Loans	$523	$534	$519
Loans held for sale	7	8	4
Securities available for sale	70	67	72
Held-to-maturity securities	24	23	22
Trading account assets	5	6	6
Short-term investments	2	2	1
Other investments	5	6	6

Total interest income	636	646	630

Interest expense
Deposits	26	26	32
Federal funds purchased and securities sold under repurchase agreements	—	—	1
Bank notes and other short-term borrowings	2	3	2
Long-term debt	37	35	32

Total interest expense	65	64	67

Net interest income	571	582	563
Provision for credit losses	35	22	4

Net interest income after provision for credit losses	536	560	559

Noninterest income
Trust and investment services income	109	112	98
Investment banking and debt placement fees	68	126	84
Service charges on deposit accounts	61	64	63
Operating lease income and other leasing gains	19	15	29
Corporate services income	43	53	42
Cards and payments income	42	43	38
Corporate-owned life insurance income	31	38	26
Consumer mortgage income	3	3	2
Mortgage servicing fees	13	11	15
Net gains (losses) from principal investing	29	18	24
Other income (a)	19	7	14

Total noninterest income	437	490	435

Noninterest expense
Personnel	389	409	388
Net occupancy	65	63	64
Computer processing	38	40	38
Business services and professional fees	33	38	41
Equipment	22	23	24
Operating lease expense	11	11	10
Marketing	8	16	5
FDIC assessment	8	9	6
Intangible asset amortization	9	10	10
OREO expense, net	2	2	1
Other expense	84	83	77

Total noninterest expense	669	704	664

Income (loss) from continuing operations before income taxes	304	346	330
Income taxes	74	94	92

Income (loss) from continuing operations	230	252	238
Income (loss) from discontinued operations, net of taxes	5	2	4

Net income (loss)	235	254	242
Less: Net income (loss) attributable to noncontrolling interests	2	1	—

Net income (loss) attributable to Key	$233	$253	$242

Income (loss) from continuing operations attributable to Key common shareholders	$222	$246	$232
Net income (loss) attributable to Key common shareholders	227	248	236

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.29	$.26
Income (loss) from discontinued operations, net of taxes	.01	—	—
Net income (loss) attributable to Key common shareholders (b)	.27	.29	.27

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.28	$.26
Income (loss) from discontinued operations, net of taxes	.01	—	—
Net income (loss) attributable to Key common shareholders (b)	.26	.28	.26

Cash dividends declared per common share	$.065	$.065	$.055

Weighted-average common shares outstanding (000)	848,580	858,811	884,727
Weighted-average common shares and potential common shares outstanding (000) (c)	857,122	886,186	891,890

(a)	For each of the three months ended March 31, 2015, December 31, 2014, and March 31, 2014, net securities gains (losses) totaled less than $1 million. For the three months ended March 31, 2015, impairment losses related to securities totaled less than $1 million. For the three months ended December 31, 2014, and March 31, 2014, Key did not have any impairment losses related to securities.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.